UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Emerald Expositions Events, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 5, 2019

To the Stockholders of Emerald Expositions Events, Inc.:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Expositions Events, Inc., on May 15, 2019, at 10:00 a.m. (Pacific Time) via live webcast. You will be able to attend the Annual Meeting online and submit your questions prior to or during the meeting by visiting www.meetingcenter.io/259628697. You will also be able to vote your shares electronically during the live webcast of the Annual Meeting. To participate in the meeting, you will need your 15-digit control number included on your Notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is EEX2019.

During the live webcast of the Annual Meeting, you will be asked to (i) re-elect three Class II directors to our Board of Directors, (ii) approve the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan, (iii) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019 and (iv) transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. In addition, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting virtually. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you attend the meeting virtually, you may revoke your proxy, if you wish, and vote electronically.

Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. In accordance with these rules, on or about April 5, 2019, we have begun sending a Notice of Internet Availability of Proxy Materials to each of our stockholders providing instructions on how to access our proxy materials and 2018 Annual Report over the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online and includes instructions on how to request a printed set of the proxy materials.

We thank you for your continued support and interest in Emerald Expositions Events, Inc.

Sincerely,

Philip Evans Interim President and Chief Executive Officer Chief Financial Officer and Treasurer

Emerald Expositions Events, Inc.

31910 Del Obispo Street, Suite 200

San Juan Capistrano, California 92675

investor.emeraldexpositions.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Emerald Expositions Events, Inc., will be held virtually, via live webcast at www.meetingcenter.io/259628697 on May 15, 2019, at 10:00 a.m. (Pacific Time), for the following purposes:

•	Proposal 1: To re-elect three Class II directors to our Board of Directors to hold office until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•	Proposal 2: To approve the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan;
•	Proposal 3: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
•	To transact any other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 26, 2019 are entitled to receive notice of and to vote during the live webcast of the Annual Meeting and any adjournment or postponement thereof.

A Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our 2018 Annual Report is first being mailed on or about April 5, 2019 to all stockholders entitled to vote during the live webcast of the Annual Meeting.

By Order of the Board of Directors,

David Gosling
Senior Vice President, General Counsel and Secretary

San Juan Capistrano, California
April 5, 2019

IMPORTANT INFORMATION REGARDING THE AVAILABILITY OF PROXY MATERIALS

This Notice of Meeting, Proxy Statement, Proxy Card and our 2018 Annual Report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2018, are available at www.investorvote.com/EEX.

YOUR VOTE IS VERY IMPORTANT. PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY OVER THE INTERNET, BY TELEPHONE OR MAIL.

Emerald Expositions Events, Inc.

Emerald Expositions Events, Inc.

31910 Del Obispo Street, Suite 200

San Juan Capistrano, California 92675

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 15, 2019

GENERAL

We are furnishing this Proxy Statement to you as part of a solicitation by the Board of Directors (the “Board”) of Emerald Expositions Events, Inc., a Delaware corporation, of proxies to be voted at our 2019 Annual Meeting of Stockholders and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). We will hold the Annual Meeting virtually, via live webcast at www.meetingcenter.io/259628697 on May 15, 2019 at 10:00 a.m. (PDT). Unless the context otherwise requires, all references in this Proxy Statement to “Emerald Expositions”, “Emerald”, “the Company”, “we”, “us”, and “our” refer to Emerald Expositions Events, Inc., together with its consolidated subsidiaries.

Our mailing address and principal executive office is 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. Our investor website is located at investor.emeraldexpositions.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders on the Internet. We are pleased to take advantage of these rules and believe that they enable us to provide you with the information you need, while making delivery more efficient and more environmentally friendly. We have saved significant mailing and printing costs by providing proxy materials to you over the Internet in accordance with SEC rules. In accordance with these rules, on or about April 5, 2019, we began mailing to each of our stockholders a notice providing instructions on how to access our proxy materials and 2018 Annual Report on the Internet (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website provided on the notice in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and 2018 Annual Report are available to you at www.investorvote.com/EEX.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

At the Annual Meeting, you will consider and vote upon:

•	Proposal 1: To re-elect three Class II directors to our Board to hold office until the 2022 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•	Proposal 2: To approve the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan;
•	Proposal 3: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019; and
•	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

What is a proxy?

The Board is asking for your proxy. This means you authorize persons selected by the Company to vote your shares during the live webcast of the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving these materials?

You are receiving these materials because at the close of business on March 26, 2019 (the “Record Date”), you owned shares of the Company’s common stock, $0.01 par value per share. All stockholders of record on the Record Date are entitled to attend and vote during the live webcast of the Annual Meeting.

Each share of our common stock is entitled to vote during the live webcast of the Annual Meeting. As of the Record Date, we had 71,850,712 shares of common stock outstanding. With respect to all of the matters submitted for vote during the live webcast of the Annual Meeting, each share of common stock is entitled to one vote.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s stockholders and lowers the Company’s costs. All stockholders will have the ability to access the proxy materials over the Internet, or request a printed set of the proxy materials, if desired, at investorvote.com/EEX. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class II directors and other matters to be voted on during the live webcast of the Annual Meeting. It also explains the voting process and requirements; describes the compensation of our principal executive officers and our two other most highly compensated executive officers (collectively referred to as our “named executive officers”); describes the compensation of our directors; and provides certain other information that SEC rules require.

For a discussion of certain exemptions we may rely upon as an “emerging growth company” please refer to the answer to the question “What are the implications of the Company’s status as an ‘Emerging Growth Company’?” below.

What shares are included on my proxy card?

You will receive one proxy card for all the shares of the Company’s common stock that you hold as a stockholder of record.

If you hold your shares in street name, you will receive voting instructions for each account you have with a broker, bank or other nominee.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal		How may I vote?	How does the Board recommend that I vote?
1.	The re-election of the three Class II director nominees identified in this Proxy Statement, each for a three-year term or until his or her successor is duly elected and qualified.

You may (i) vote FOR the re-election of all Class II director nominees named herein; (ii) WITHHOLD authority to vote for all such Class II director nominees; or (iii) vote FOR the re-election of all such Class II director nominees other than any nominees with respect to whom your vote is specifically WITHHELD by indicating in the space provided on the proxy.

The Board recommends that you vote FOR all of the Class II director nominees.

2.	The approval of the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan	You may vote FOR or AGAINST the vote to approve the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the approval of the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan.
3.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019

You may vote FOR or AGAINST the vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, or you may indicate that you wish to ABSTAIN from voting on the matter.

The Board recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “stockholder of record” with respect to those shares. The Notice of Internet Availability of Proxy Materials was sent directly to stockholders of record beginning on or about April 5, 2019.

If your shares are held with a broker or in an account at a bank, you are considered the “beneficial owner” with respect to those shares. These shares are sometimes referred to as being held “in street name.” The Notice of Internet Availability of Proxy Materials would have been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record with respect to those shares.

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card you received. You will not be able to vote these shares directly unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any one of the following ways:

•	Call the toll-free number shown on the proxy card;
•	Vote on the Internet on the website shown on the proxy card;
•	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or
•	Vote electronically during the live webcast of the Annual Meeting.

Please note that you cannot vote by marking up the Notice of Internet Availability of the Proxy Materials and mailing that Notice back. Any votes returned in that manner will not be counted.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote. Returning the proxy card or voting by telephone or online will not affect your right to attend the live webcast of the Annual Meeting and vote electronically.

How do I vote if I am a beneficial owner?

As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the instructions that your broker, bank or other nominee sent to you. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. As a beneficial owner, if you wish to change the directions that you have provided your broker, bank or other nominee, you should follow the instructions that your broker, bank or other nominee sent to you.

As a beneficial owner, you are also invited to attend the Annual Meeting provided that you register in advance as described in the answer to the question “How do I register to attend the Annual Meeting virtually on the Internet?” below. However, since you are not a stockholder of record, you may not vote your shares electronically during the live webcast of the meeting unless you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares.

How can I attend the Annual Meeting, vote my shares and submit questions?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date or you hold a valid proxy for the Annual Meeting. To attend the Annual Meeting and submit your questions prior to or during the Annual Meeting, please visit www.meetingcenter.io/259628697. To participate in the Annual Meeting or to submit questions in advance of the meeting, you will need the 15-digit control number included on your notice of Internet Availability of the Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is EEX2019.

Shares held in your name as the stockholder of record may be voted electronically during the live webcast of the Annual Meeting.

Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the live webcast of the Annual Meeting provided that you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

Even if you plan to participate in the annual meeting online, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m. (Pacific Time). We encourage you to access the meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this Proxy Statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you are a beneficial owner, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Emerald Expositions Events, Inc. holdings along with your name and email address to Computershare. Requests for registration should be directed to:

Computershare

Emerald Expositions Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time), on
April 25, 2019.

You will receive a confirmation of your registration by email after we receive your registration materials.

Why is the Annual Meeting only virtual?

We are excited to embrace the latest technology to provide ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting will provide easy access for stockholders and facilitate participation since stockholders can participate from any location around the world.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice of revocation to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675;
•	timely delivery of a valid, later-dated proxy or a later-dated online vote or vote by telephone; or
•	virtually attending the Annual Meeting and voting electronically.

If you are a beneficial owner of shares but not the stockholder of record, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote electronically during the live webcast of the Annual Meeting if you obtain a signed legal proxy from your broker, bank or other nominee giving you the right to vote the shares as described in the answer to the question “How do I vote if I am a beneficial owner?” above.

All shares represented by valid proxies received and not revoked will be voted during the live webcast of the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

If you are a stockholder of record and sign and return your proxy card or complete the online or telephone voting procedures, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the re-election of the Class II director nominees;
•	FOR the approval of the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan; and
•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

What votes need to be present to hold the Annual Meeting?

Under our Amended and Restated Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are virtually present or by proxy. Stockholders of record who return a proxy or vote electronically during the live webcast of the meeting will be considered part of the quorum. Abstentions are counted as “present” for determining a quorum.

How are votes counted?

In the election of the Class II directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you withhold your vote with respect to any nominee, your shares will not be considered to have been voted for or against the nominee. For all other proposals, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions and you are a stockholder of record, then your shares will be voted in accordance with the recommendations of our Board. If you sign your proxy card with no further instructions and you are a beneficial owner, then please see the response to the question immediately below for a description of how your shares will be voted.

What is the effect of broker non-votes?

Under the rules of the New York Stock Exchange (“NYSE”), if you are a beneficial owner, your broker, bank or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is a “routine” matter, and as a result, your broker, bank or other nominee will be permitted to vote your shares on that proposal during the live webcast of the Annual Meeting regardless of whether you provide proper instructions. Broker non-votes will have no effect on the results of Proposal 1 regarding the re-election of Class II directors and Proposal 2 regarding the approval of the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan.

What is the voting requirement to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals:

Proposal		Voting Requirement
1.	The re-election of the three Class II director nominees identified in this Proxy Statement each for a three-year term or until his or her successor is duly elected and qualified.

Each Class II director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the
Annual Meeting.

2.	The approval of the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan.

To be approved, this vote must be approved by a majority of the votes cast by the stockholders virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

3.	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019.

To be approved, this vote must be approved by a majority of the votes cast by the stockholders virtually present or by proxy, meaning that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws.

Who will count the votes?

A representative of Computershare will act as the inspector of elections and count the votes.

What are the implications of the Company’s status as an “Emerging Growth Company”?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and may remain an emerging growth company for up to five years from April 2017, the date of our initial public offering. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We may take advantage of some or all these exemptions until such time as we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more; (ii) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the last day of the fiscal year ending December 31, 2022. We have taken advantage of certain reduced reporting obligations in this Proxy Statement. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Where can I find the voting results?

We will announce the preliminary voting results during the live webcast of the Annual Meeting. We will also publish voting results in a current report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspectors of election for the Annual Meeting have not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2018 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. Computershare will assist us in distribution of the proxy materials and will provide voting and tabulation services for the Annual Meeting. We may reimburse banks, brokers, custodians and nominees for their reasonable costs of forwarding proxy materials to beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Are you “householding” for stockholders sharing the same address?

The SEC’s rules permit us to deliver a single copy of the Notice of Internet Availability of Proxy Materials to an address that two or more stockholders share. This method of delivery is referred to as “householding” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail that you receive. We will deliver only one Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement, the 2018 Annual Report and proxy card with postage-paid envelope), as applicable, to multiple registered stockholders sharing an address, unless we receive instructions to the contrary from one or more of the stockholders. If printed copies of proxy materials are requested, we will still send each stockholder an individual proxy card.

If you did not receive an individual copy of the Notice of Internet Availability of Proxy Materials, we will send a copy to you if you contact us at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675, Attention: General Counsel and Secretary or by telephone at 1-866-339-4688. If you and other residents at your address have been receiving multiple copies of the Notice of Internet Availability of Proxy Materials, and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

What is the deadline for stockholders to propose actions for consideration at the 2020 Annual Meeting of Stockholders?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2020 Annual Meeting of Stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our Amended and Restated Bylaws, not earlier than January 15, 2020, which is the 120th day before the first anniversary of the 2019 Annual Meeting of Stockholders, and not later than 5:00 P.M. EST on February 14, 2020, which is the 90th day before the first anniversary of the 2019 Annual Meeting of Stockholders, as set forth in the Amended and Restated Bylaws. Stockholders are advised to review our Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. The requirements for advance notice of stockholder proposals under our Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Amended and Restated Bylaws and other applicable requirements.

December 7, 2019, which is 120 days before the first anniversary of the date of our proxy statement released to stockholders in connection with the 2019 Annual Meeting of Stockholders, is the deadline for stockholders to submit proposals to be included in our 2020 proxy statement under Rule 14a-8 under the Exchange Act. However, if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2020 Annual Meeting of Stockholders. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of Company voting stock, please contact our transfer agent at:

Computershare Trust Company, N.A.

First Class/Registered/Certified Mail:	Courier Services:

Computershare Investor Services PO Box 505000 Louisville, KY 40233-5000	Computershare Investor Services 250 Royall St. Canton, MA 02021

BACKGROUND OF THE COMPANY

We are a leading operator of business-to-business (“B2B”) trade shows in the United States. We currently operate more than 55 trade shows, as well as numerous other face-to-face events. In 2018, our events connected over 500,000 global attendees and exhibitors and occupied more than 7.0 million NSF of exhibition space. We have been recognized with many awards and accolades that reflect our industry leadership as well as the importance of our shows to the exhibitors and attendees we serve.

Our trade show franchises typically hold market-leading positions within their respective industry verticals, with significant brand value established over a long period of time. Each of our trade shows is held at least annually, with certain franchises offering multiple trade shows per year. As our shows are frequently the largest and most well attended in their respective industry verticals, we are able to attract high-quality attendees, including those who have the authority to make purchasing decisions on the spot or subsequent to the show. The participation of these attendees makes our trade shows “must-attend” events for our exhibitors, further reinforcing the leading positions of our trade shows within their respective industry verticals. Our attendees use our shows to fulfill procurement needs, source new suppliers, reconnect with existing suppliers, identify trends, learn about new products and network with industry peers, which we believe are factors that make our shows difficult to replace with non-face-to-face events. Our portfolio of trade shows is well-balanced and diversified across both industry sectors and customers. The scale and “must-attend” nature of our trade shows translates into an exceptional value proposition for participants, resulting in a self-reinforcing “network effect” whereby the participation of high-value attendees and exhibitors drives high participant loyalty and predictable, recurring revenue streams.

We were incorporated as Expo Event Holdco, Inc. in Delaware in 2013 and renamed Emerald Expositions Events, Inc. on March 29, 2017.

We were acquired by an affiliate of certain investment funds managed by an affiliate of Onex Corporation (“Onex”) on June 17, 2013 (the “Onex Acquisition”). Prior to the Onex Acquisition, we were named Nielsen Business Media Holding Company and operated as a separate business of The Nielsen Company B.V. (“Nielsen”). Onex owns the majority of our outstanding common stock. As a result, we are a “controlled company,” a company of which more than 50% of the combined voting power is held by an individual, a group or another company, within the meaning of the New York Stock Exchange corporate governance standards.

In connection with our initial public offering, or IPO, our common stock began trading on the New York Stock Exchange, or NYSE, on April 28, 2017 under the ticker symbol “EEX”. On May 3, 2017, we completed our IPO. In March of 2018, Onex completed a secondary public offering of 6 million shares of our common stock. On April 3, 2018, Onex sold an additional 750,000 shares of our common stock pursuant to the underwriters’ exercise of their overallotment option. We did not receive any proceeds from the sale of our common stock by Onex. As of the Record Date, Onex owned approximately 65.5% of our outstanding common stock.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

Our Board has nominated three people for election as Class II directors at the Annual Meeting. Each of the nominees currently is a director of the Company. If our stockholders elect these directors, then the directors will hold office until the Annual Meeting of Stockholders in 2022, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. Each of the Board’s nominees has consented to be named in this Proxy Statement and has agreed to serve if elected. If for some reason any of the Board’s nominees is unable to serve or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees.

We believe each of the Board’s nominees meets the qualifications established by the Board for service on our Board and has professional experience in areas that are extremely relevant to our strategy and operations. We also believe that the skills, experience, backgrounds and attributes of the Board’s nominees make them the best candidates to serve on our Board.

The following table sets forth, as of March 26, 2019, the name and age of each nominee for director, indicating all positions and offices with us currently held by such director:

Name	Age	Position
Konstantin (Kosty) Gilis	45	Chairman
Todd Hyatt	58	Director
Lisa Klinger	52	Director

See the section of this Proxy Statement entitled “Management” for descriptions of the backgrounds and principal occupations of each of our Class II director nominees, as of March 26, 2019.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE BOARD’S CLASS II DIRECTOR NOMINEES LISTED ON THE PROXY CARD.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefits of our stockholders. We regularly review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our common stock is listed.

We have adopted our Corporate Governance Guidelines, which provide a framework for the governance of the Company as a whole and describe the principles and practices that the Board follows in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	the composition, structure and policies of the Board and its committees;
•	director qualification standards;
•	expectations and responsibilities of directors;
•	management succession planning;
•	the evaluation of Board performance;
•	principles of Board compensation and stock ownership; and
•	communications with stockholders and non-management directors.

Our Corporate Governance Guidelines further provide that the Board, acting through the Nominating and Corporate Governance Committee (as described below), conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. In addition, our Corporate Governance Guidelines provide that each committee conduct a self-evaluation and compare its performance to the requirements of its charter.

Our Corporate Governance Guidelines are posted on our website at http://www.emeraldexpositions.com under “Investors—Corporate Governance.” Our Corporate Governance Guidelines are reviewed by the Nominating and Corporate Governance Committee from time to time to ensure that they effectively promote the best interests of both the Company and the Company’s stockholders and that they comply with all applicable laws, regulations and NYSE requirements.

Code of Business Conduct and Ethics

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.emeraldexpositions.com under “Investors—Corporate Governance.” In the event that we amend or waive certain provisions of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Board Composition

Our Board consists of seven directors. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following such election or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal.

Our directors are divided among the three classes as follows:

•	the Class I directors are Amir Motamedi and Jeffrey Naylor, whose terms will expire at the Annual Meeting of Stockholders to be held in 2021;
•

the Class II directors are Kosty Gilis, Todd Hyatt and Lisa Klinger, whose terms expire at this Annual Meeting of Stockholders and, if re-elected, will expire at the Annual Meeting of Stockholders to be held in 2022; and

•	the Class III directors are Michael Alicea and Emmanuelle Skala, whose terms will expire at the Annual Meeting of Stockholders to be held in 2020.

The classification of the Board may have the effect of delaying or preventing changes in control of our company. We expect that additional directorships resulting from an increase in the number of directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors on the Board.

Board of Directors and Director Independence

Controlled Company

Onex owns the majority of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the rules of the New York Stock Exchange. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of our Board consist of independent directors;
•

the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

As a result of Onex’ majority ownership, while we currently have a majority of independent directors and a fully independent Audit Committee, and our Compensation Committee is subject to annual performance evaluations, our Nominating and Corporate Governance Committee and Compensation Committee do not consist entirely of independent directors and the Nominating and Corporate Governance Committee is not subject to annual performance evaluations. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all of the applicable stock exchange rules.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless our Board affirmatively determines that he or she does not have a material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require our Board to review the independence of all directors at least annually. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has affirmatively determined that each of Michael Alicea, Todd Hyatt, Lisa Klinger, Jeffrey Naylor and Emmanuelle Skala is an independent director under the rules of the New York Stock Exchange and an independent director as such term is defined in Rule 10A-3(b)(1) under the Exchange Act. Our remaining directors, Kosty Gilis and Amir Motamedi, are not independent because of their affiliations with Onex.

Board Leadership Structure

Our Board has decided to separate the roles of Chief Executive Officer and Chairman. These positions are currently held by Philip Evans, as our Interim Chief Executive Officer, and Kosty Gilis, as the Chairman. We believe this leadership structure is appropriate for our company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman provides guidance to the Chief Executive Officer, chairs Board meetings and provides information to the members of our Board in advance of such meetings. In addition, separating the roles of Chief Executive Officer and Chairman allows the Chairman to provide oversight of our management.

Our Board does not currently have a designated lead Independent Director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board, but we believe these potential conflicts are offset by our strong corporate governance practices.

Board Oversight of Risk Management

Management is responsible for the day-to-day management of the risks we face, while the Board has responsibility for the oversight of risk management. Our Board administers its risk oversight function primarily through the Audit Committee. To that end, our Audit Committee meets at least quarterly with our Chief Financial Officer and our independent registered public accounting firm where it receives regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting. Our Board believes that its administration of risk management has not affected the Board’s leadership structure.

In addition, the Interim Chief Executive Officer’s collaboration with the Board allows Mr. Evans to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business and financial risks. Mr. Evans is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Director Selection Process

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of potential director nominees and recommending to the Board those candidates to be nominated for election to the Board. The Nominating and Corporate Governance Committee does not apply any specific minimum qualifications when considering director nominees. Instead, the Nominating and Corporate Governance Committee considers all factors it deems appropriate, which may include, among others (a) ensuring that the Board, as a whole, is appropriately diverse and the extent to which a candidate would fill a present need on the Board, (b) the Board’s size and composition, (c) our corporate governance policies and any applicable laws, (d) individual director performance, expertise, relevant business and financial experience, integrity and willingness to serve actively, (e) the number of other public and private company boards on which a director candidate serves and (f) consideration of director nominees properly proposed by stockholders in accordance with our bylaws. The Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Company does not have a formal policy with respect to diversity, as a matter of practice, the Board considers diversity in the context of the Board as a whole and takes into account considerations relating to ethnicity, gender, cultural diversity and the range of perspectives that the directors bring to their work. Stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s Amended and Restated Bylaws, whose qualifications the Nominating and Corporate Governance Committee will consider.

Meetings of the Board and Committees

During the year ended December 31, 2018, the Board held seven meetings. In addition, the Board also acted via unanimous written consent on four other occasions and also held additional informal discussions. All of the directors who served during the year ended December 31, 2018 attended at least 75% of the total meetings of the Board and each of the Board committees on which such director served during their respective tenure. Directors are expected to make best efforts to attend all Board meetings, all meetings of the committee or committees of the Board of which they are a member and the Annual Meeting of Stockholders. Attendance by telephone or videoconference is deemed attendance at a meeting. All of the Board members attended the 2018 Annual Meeting of Stockholders.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. The Lead Director, if any, or a director designated by such non-management directors, presides at the executive sessions.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation and Nominating and Corporate Governance Committees, or to the

non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Secretary of the Company, 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675. The General Counsel and Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are described below. Members will serve on committees until their resignation or until otherwise determined by our Board.

As permitted by the NYSE listing standards, because we qualify as a “controlled company”, our Compensation Committee and our Nominating and Corporate Governance Committee are currently not composed entirely of independent directors. Each committee operates pursuant to a written charter, each of which is available on the investor relations section of our website at http://www.emeraldexpositions.com under “Investors—Corporate Governance.”

The following table shows the membership of each committee of our Board, and the number of meetings held by each committee, during the year ended December 31, 2018.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael Alicea(1)		Chair
Konstantin (Kosty) Gilis		✓	✓
Todd Hyatt	✓
Lisa Klinger(2)	✓
David Loechner(3)
Amir Motamedi		✓
Jeffrey Naylor(4)	Chair	✓	Chair
Emmanuelle Skala(5)
Number of 2018 Committee Meetings	12(6)	11(7)	1(8)

(1)	Michael Alicea has been appointed as a member of the Audit Committee effective February 13, 2019.
(2)	Lisa Klinger has been appointed as Chairperson of the Audit Committee effective February 13, 2019, prior to which time Jeffrey Naylor served as Chairperson of the Audit Committee.
(3)	David Loechner resigned from the Board effective November 8, 2018.
(4)	Jeffrey Naylor resigned from the Audit Committee, of which he previously served as Chairperson, effective February 13, 2019.
(5)	Emmanuelle Skala was appointed as a member of the Compensation Committee effective February 13, 2019.
(6)	In addition, the Audit Committee acted via unanimous written consent on one other occasion and also held additional informal discussions.
(7)	Includes the Compensation Committee acting via unanimous written consent. The Compensation Committee also held additional informal discussions.
(8)

Our full Board of Directors undertook some of the responsibilities of the Nominating and Corporate Governance Committee during 2018. The Nominating and Corporate Governance Committee also held additional informal discussions.

Audit Committee

Currently, the members of the Audit Committee are Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt, each of whom have been determined by the Board to qualify as “independent” under Rule 10A-3 and the NYSE listing rules, and “financially literate” under the NYSE listing rules. The Board has determined that each of Ms. Klinger and Mr. Hyatt qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. Previously, Jeffrey Naylor served as Chairperson of the Audit Committee, from which he resigned effective February 13, 2019. The Audit Committee recommends the annual appointment and reviews the independence of our independent registered public accounting firm and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board.

The charter of the Audit Committee permits the committee to, in its discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee

Currently, the members of the compensation committee are Michael Alicea, as Chairman, Kosty Gilis, Amir Motamedi, Jeffrey Naylor and Emmanuelle Skala. The principal responsibilities of the Compensation Committee are to review and approve matters involving executive and director compensation, recommend changes in employee benefit programs, authorize equity and other incentive arrangements and authorize our company to enter into employment and other employee-related agreements. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Compensation Committee is not yet required to be composed entirely of independent directors.

The charter of the Compensation Committee permits the committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties of must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the NYSE, the rules and regulations of the SEC and Delaware corporate law.

The Compensation Committee engaged and periodically utilizes Semler Brossy Consulting Group LLC (“Semler Brossy”) as its executive compensation consultant to assist the Compensation Committee in evaluating executive and director compensation. When appropriate, Semler Brossy obtains input from management to ensure its advice and recommendations reinforce the Company’s business position and strategy, principles and values.

During 2018, Semler Brossy provided the Compensation Committee with information and commentary on executive and director compensation market trends and advised on various aspects of the Company’s compensation philosophy and methodologies, including related to equity grants and the 2019 Emerald Expositions Events, Inc. Employee Stock Purchase Plan.

Nominating and Corporate Governance Committee

Currently, the members of the Nominating and Corporate Governance Committee are Jeffrey Naylor, as Chairman, and Kosty Gilis. The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations for nominees for committees, and develops, recommends to the Board and reviews our corporate governance principles. Because we are a “controlled company” within the meaning of the NYSE listing standards, our Nominating and Corporate Governance Committee is not yet required to be composed entirely of independent directors.

The charter of the Nominating and Corporate Governance Committee permits the committee to, in its sole discretion, delegate its duties and responsibilities to one or more subcommittees as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or compensation committee. No interlocking relationship exists between any member of the compensation committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Stock Ownership Guidelines

We adopted stock ownership guidelines for our directors and executive officers to help ensure that they each maintain an equity stake in the Company and, by doing so, appropriately link their interests with those of other stockholders. The guideline for executive officers is based on a multiple of the executive’s base salary, ranging from one to five times, with the size of the multiple based on the individual’s position with the Company. Only shares actually owned count toward the requirement. Executives are required to achieve these stock ownership levels within five years of becoming an executive officer. Our independent directors are required to hold a number of shares of our common stock with a value equal to four times the annual cash retainer for Board service. Our independent directors are required to achieve this ownership level within five years of our initial public offering or joining the Board, whichever is later. In addition to the preceding ownership guidelines, all independent directors are expected to own shares of our common stock within one year of joining the Board.

No Hedging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or other derivative securities, holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock.

INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the year ended December 31, 2019. PricewaterhouseCoopers LLP has been engaged as our independent registered public accounting firm since June 4, 2015, which the Audit Committee approved. As a matter of good corporate governance, the Audit Committee has requested the Board to submit the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES

The following is a description of the fees billed by PricewaterhouseCoopers LLP for services provided in relation to the years ended December 31, 2018 and 2017.

Type of Fees	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees(1)	$1,917,899	$1,300,378
Audit-Related Fees(2)	98,233	—
Tax Fees(3)	—	—
All Other Fees(4)	3,870	3,870
Total	$2,020,002	$1,304,248

(1)

Audit fees consist of fees billed or expected to be billed for each of 2018 and 2017 for professional services rendered for the audit of our financial statements and review of interim financial statements. Audit fees also include fees for services associated with registration statements filed with the SEC, such as Form S-1 and Form S-8, including the review of related documents, preparation of comfort letters, and issuance of consents.

(2)

Audit-related fees consist of fees billed for due diligence related to an acquisition by the Company in 2018.  We did not engage PricewaterhouseCoopers LLP to perform audit-related services during 2017.

(3)	We did not engage PricewaterhouseCoopers LLP to perform tax services during 2018 or 2017.
(4)	Represents annual licensing fees for technical accounting publications.

As set forth in greater detail below, the Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee pre-approved all services that PricewaterhouseCoopers LLP provided for 2018 and 2017 in accordance with the pre-approval policy discussed above and below.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT RELATED

SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit and non-audit services provided by the independent registered public accounting firm be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to PricewaterhouseCoopers LLP during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent registered public accounting firm from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;
•	financial information systems design and implementation;
•	appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions or human resources;
•	broker or dealer, investment adviser or investment banking services;
•	legal services and expert services unrelated to the audit; and
•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at investor.emeraldexpositions.com/corporate-governance/governance-documents.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is currently comprised of Lisa Klinger, as Chairperson, Michael Alicea and Todd Hyatt. The Audit Committee oversees Emerald Expositions Events, Inc.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management and the independent registered public accounting firm, and may meet with the internal auditors from time to time. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at investor.emeraldexpositions.com/corporate-governance/governance-documents. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee,” the Audit Committee has done the following things:

•

reviewed and discussed the audited financial statements in Emerald Expositions Events, Inc.’s annual report on Form 10-K for the year ended December 31, 2018 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

reviewed with PricewaterhouseCoopers LLP, Emerald Expositions Events, Inc.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of Emerald Expositions Events, Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence;

•

discussed with PricewaterhouseCoopers LLP its independence from management and Emerald Expositions Events, Inc. and considered whether PricewaterhouseCoopers LLP could also provide non-audit services without compromising the firm’s independence;

•

discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61., as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and

•

discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit, and then met with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of its examination and the overall quality of Emerald Expositions Events, Inc.’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Lisa Klinger, Chairperson
Michael Alicea
Todd Hyatt

MANAGEMENT

The following table sets forth, as of March 26, 2019, the name and age of each executive officer and director of the Company, indicating all positions and offices with us currently held by such executive officer or director:

Name	Age	Position
Philip Evans	56	Interim Chief Executive Officer and President; Chief Financial Officer and Treasurer
William Charles	48	Chief Information Officer
Darrell Denny	60	Executive Vice President
Eric Lisman	62	Executive Vice President
Kevin O’Keefe	62	Executive Vice President
Joseph Randall	61	Executive Vice President
Karalynn Sprouse	49	Executive Vice President
David Gosling	43	Senior Vice President, General Counsel and Secretary
Konstantin (Kosty) Gilis	45	Chairman of the Board and Director
Michael Alicea	51	Director
Todd Hyatt	58	Director
Lisa Klinger	52	Director
Amir Motamedi	38	Director
Jeffrey Naylor	60	Director
Emmanuelle Skala	46	Director

Set forth below are descriptions of the backgrounds of each executive officer and director of the Company, as of March 26, 2019:

Philip Evans. Mr. Evans joined the Company as Chief Financial Officer and Treasurer in October 2013 and has served as Interim Chief Executive Officer and President since November 2018. Prior to joining Emerald, Mr. Evans was Chief Financial Officer at ProQuest LLC from 2009 to 2013. Mr. Evans oversees all of our financial aspects including budgeting, forecasting, accounting, debt raising and cash flow management, tax planning, M&A activities, investor relations and regulatory and financial reporting. Mr. Evans is an experienced CFO driving performance improvements and strengthening the business with metrics, process and controls. Mr. Evans has over 30 years of experience in financial roles and holds a B.A. Honors from Lancaster University, UK. Mr. Evans is a member of the Institute of Chartered Accountants in England and Wales.

William Charles. Mr. Charles has led our information technology (“IT”) operations since joining us in August 2013, and was promoted to our Chief Information Officer beginning in January 2014. Prior to joining Emerald, Mr. Charles was a senior executive in IT at Pacific Sunwear from 2004 to 2013. Mr. Charles oversees all aspects of our IT infrastructure and systems. Mr. Charles has over 23 years of industry experience and has an M.B.A. from Babson College and an undergraduate degree from the University of Connecticut.

Darrell Denny. Mr. Denny has served as Executive Vice President since April 2014. From June 2010 to March 2014 Mr. Denny served as our Senior Vice President—Sports & Business Development. From September 2000 to December 2009, Mr. Denny served as Executive Vice President of Penton Media. Mr. Denny has over 31 years of industry experience and holds a B.A. from Texas State University—San Marcos.

Eric Lisman. Mr. Lisman joined us as an Executive Vice President in March 2017. Mr. Lisman is an experienced transaction professional with a 30-year media industry career. From September 2013 through March 2017, Mr. Lisman founded and operated Media Front Inc., a strategic and transaction consulting firm serving the trade show and media industries. Mr. Lisman previously served from December 2012 through September 2013 as Chief Executive Officer of ENK International. From September 1997 through December 2012, he served as Executive Vice President — Corporate Development of Advanstar Communications and, prior to that, as Senior Vice President and General Counsel of Reed Publishing USA. Mr. Lisman holds a B.A. from the University of Virginia and a J.D. from Harvard Law School.

Kevin O’Keefe. Mr. O’Keefe joined us in 2014 from GLM where he was tasked with developing the trade fair ICFF into a global design event. Prior to GLM, Mr. O’Keefe spent 16 years building the trade show business for Los Angeles based Canon Communications (now UBM Canon) from two events into 48 tradeshows in 10 countries. Currently, Mr. O’Keefe is responsible for developing NY NOW, the National Stationery Show, the American Handcrafted Shows, Surtex and ICFF. Mr. O’Keefe holds a B.A. from Providence College.

Joseph Randall. Mr. Randall has served as an Executive Vice President since April 2014. From 2006 to March 2014 Mr. Randall served as our Senior Vice President—Building, Design, Healthcare, Military & Apparel. Mr. Randall has over 34 years of industry experience and holds an A.B. from the University of Georgia.

Karalynn Sprouse. Ms. Sprouse has served as an Executive Vice President since June 2014. Ms. Sprouse joined Emerald Expositions in August 2013, serving as Senior Vice President of the General Merchandise and International Sourcing Group. From 2007-2013, Ms. Sprouse served as Vice President for UBM Advanstar’s Fashion Group, MAGIC International. Prior to that, Ms. Sprouse spent 15 years in publishing, most recently as Vice President of Advertising for the Los Angeles News Group, a division of Media News Group. Ms. Sprouse has over 22 years of experience in publications, events and trade shows.

David Gosling. Mr. Gosling serves as our Senior Vice President, General Counsel and Secretary; he joined us in July 2013 shortly following our acquisition by Onex. Mr. Gosling oversees all aspects of the business of a legal or corporate nature, including merger & acquisition transactions, commercial contracts, corporate governance and Board matters, equity plans and agreements, debt agreements, financial reporting obligations and litigation. Prior to joining us, Mr. Gosling had over ten years’ experience, having worked as an attorney in private practice from 2012 to July 2013 and from 2005 through 2011 as Corporate Counsel and Business Development Manager for Oakley, Inc., prior to which he was employed by the international law firm of Latham & Watkins LLP. Mr. Gosling is a graduate of Stanford Law School.

Konstantin (Kosty) Gilis. Mr. Gilis has been Chairman of the Board and a member of the Compensation Committee since June 2013 and has served as a member of the Nominating and Corporate Governance Committee since April 2017. Mr. Gilis is a Managing Director at Onex, focusing on the industrial products and business services sectors. Mr. Gilis currently also serves on the board of directors of Clarivate Analytics and WireCo Worldgroup. Prior to joining Onex in 2004, Mr. Gilis worked at Willis Stein & Partners, a Chicago-based private equity firm, and was a management consultant at Bain & Company in the firm’s Toronto, Canada and Johannesburg, South Africa offices. Mr. Gilis holds an M.B.A. from Harvard Business School and a B.S. from The Wharton School of the University of Pennsylvania. Mr. Gilis’ experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. His high level of financial expertise is a valuable asset to our Board. As an executive with Onex, our controlling stockholder, he has extensive knowledge of our business.

Michael Alicea. Mr. Alicea has been a member of the Board and the Chairman of the Compensation Committee since December 2015 and has served as a member of the Audit Committee since February 2019. Mr. Alicea is presently the Executive Vice President of Global Human Resources for Nielsen. Mr. Alicea is responsible for all human resources activities across the Global Business Services (GBS), Entertainment and Business Development groups at Nielsen, and, since 1995, has held a variety of leadership roles within Nielsen in human resources, communications and operations. Overall, he possesses a strong background in a broad range of human resources, communications, operations and M&A disciplines. Mr. Alicea currently serves on the board of directors for the Emma Bowen Foundation, which is dedicated to preparing minority youth for careers in the media industry, and is Co-Chair of Nielsen’s External Advisory Board. He holds a B.B.A. in Human Resources & Organizational Management and has completed graduate coursework in Business Policy at Baruch College.

Todd Hyatt. Mr. Hyatt has been a member of the Board and the Audit Committee since December 2015. Mr. Hyatt is currently Executive Vice President and Chief Financial Officer for IHS Markit, Inc., a leading Information Services Company focused on capital intensive industries including energy, automotive and financial services. Mr. Hyatt has worked at IHS since 2005 and has also served as Senior Vice President and Chief Information Officer, Senior Vice President Financial Planning and Analysis and Chief Financial Officer for the Company’s engineering segment. Prior to joining IHS, Mr. Hyatt served as Vice President for Lone Tree Capital Management, a private equity firm. During his career, he has also worked for U S WEST / MediaOne where he was an Executive Director in the Multimedia Ventures organization and for AT&T. He started his career in public accounting, working at Arthur Young and Arthur Andersen. Mr. Hyatt holds a Masters in Management from Purdue University and a B.S. in Accounting from the University of Wyoming. Mr. Hyatt’s extensive management, financial and accounting experience enables him to provide us with strategic and financial guidance in establishing and executing on short and long-term strategic plans.

Lisa Klinger.  Ms. Klinger has been a member of the Board and the Audit Committee since April 2018 and Chairperson of the Audit Committee since February 2019. She is currently the Chief Administrative and Financial Officer for Ideal Image Development Corp., the largest US retail provider of non-surgical cosmetic procedures. Ms. Klinger has also served as Chief Administrative and Financial Officer for Peloton Interactive, Inc., as Chief Financial Officer and Treasurer for Vince Holding Corp., and as Executive Vice President and Chief Financial Officer of The Fresh Market, Inc. During her career, she has also held financial leadership roles at Michael’s Stores and Limited Brands. Ms. Klinger also serves on the Board of Directors and Audit Committee of Party City Holdco, Inc., a vertically integrated party goods suppler and retailer. She holds a B.S.B.A. in Finance from Bowling Green State University.

Amir Motamedi. Mr. Motamedi has been a member of the Board and the Compensation Committee since June 2013. Mr. Motamedi is a Managing Director at Onex where he focuses on industrials and business services opportunities. Mr. Motamedi currently also serves on the board of directors of Clarivate Analytics, Ryan LLC and SMG Holdings Inc. Prior to joining Onex, Mr. Motamedi worked at Goldman, Sachs & Co. Mr. Motamedi holds a B.A. and a B. Comm. from McGill University. Mr. Motamedi’s experience in a variety of strategic and financing transactions and investments qualifies him to serve as a member of our Board. As a Managing Director at Onex, our controlling stockholder, Mr. Motamedi has extensive knowledge of our business as well as the markets in which we operate.

Jeffrey Naylor. Mr. Naylor has been a member of the Board since August 2013, a member of the Compensation Committee since December 2015, and a member of the Nominating and Corporate Governance Committee since April 2017. Previously, Mr. Naylor served as Chairperson of the Audit Committee from August 2013 through February 2019. He has served as Managing Director of Topaz Consulting, LLC, a financial consulting firm, since he founded the company in April 2014. Prior to that, from 2004 through 2014, Mr. Naylor held multiple leadership positions with the TJX Companies, including Senior Corporate Advisor, Chief Financial Officer, Chief Administrative Officer, Chief Business Development Officer, and Senior Executive Vice President. Prior to that, he served as Chief Financial Officer of Big Lots, Inc. from 2001 to 2004. Mr. Naylor also serves on the board of directors of Synchrony Financial, a consumer financial services company, the board of directors of Save-A-Lot Food Stores, a national US-based grocery chain, the board of directors of Bargain Hunt, a deep discount retailer, the board of directors of Wayfair Inc., an online destination for the home, as well as the board of directors of Dollar Tree, a leading operator of discount variety stores. He earned an M.B.A. and a B.A. in Economics and Political Science from the J.L. Kellogg Graduate School of Management, Northwestern University. Mr. Naylor brings his significant management, financial and accounting, as well as his other public company board experience to his role on the Board.

Emmanuelle Skala. Ms. Skala has been a member of the Board since January 2018 and a member of the Compensation Committee since February 2019. She is currently Vice President of Customer Service at Toast, a restaurant technology platform. At Toast, she manages all post-sales customer facing teams. From 2008 to 2013, Ms. Skala held positions of increasing seniority at Sophos Group PLC. From 2014 to 2016, Ms. Skala served as the Vice President of Sales for Influitive, and from 2016 to 2017, she served as the Vice President of Sales and Customer Success at DigitalOcean. Ms. Skala serves on the advisory boards of multiple software as a service (SaaS) startups, including Zensight since 2015, and Rekener, Bowery Capital and Nudge.ai since 2017. She is a frequent industry speaker and blogger on SaaS sales and customer success. Ms. Skala holds an M.B.A. in Marketing and Finance from New York University’s Stern School of Business and a B.S. in Industrial Management from Carnegie Mellon University.

PROPOSAL 2—APPROVAL OF THE EMERALD EXPOSITIONS EVENTS, INC. 2019 EMPLOYEE STOCK PURCHASE PLAN

On January 22, 2019 (the “Effective Date”), our Board of Directors unanimously adopted the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan (the “Plan”), subject to stockholder approval. The purpose of the Plan is to encourage employee stock ownership, thus aligning employee interests with those of stockholders, and to enhance the ability of the Company to attract, motivate and retain qualified employees. We believe that the Plan offers a convenient means for our employees who might not otherwise own our Common Stock to purchase and hold shares. A copy of the Plan is attached as Appendix A to this Proxy Statement.  A more complete understanding of the Plan’s terms is available by reading the Plan in its entirety.

Vote Required

We are seeking stockholder approval to qualify the Plan as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”) and the related regulations. Approval of the Plan requires the affirmative vote of a majority of the votes cast by the holders of Common Stock entitled to vote on the proposal. Broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal. Abstentions will count as a vote “against” this proposal, because an abstention represents a share entitled to vote and thus is included in the denominator in determining the percentage of stockholders who approve of the proposal. The Board of Directors recommends a vote FOR approval of the Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan.

Shares Subject to the Plan

The Plan covers an aggregate of 500,000 shares of our Common Stock. If any purchase right under the Plan terminates, is cancelled or expires without having been exercised in full, the underlying shares that were not purchased will again be available under the Plan. To prevent dilution or enlargement of the rights of participants under the Plan, appropriate adjustments will be made if any change is made to our outstanding Common Stock by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our Common Stock or its value. The closing price of a share of Common Stock on the New York Stock Exchange on March 26, 2019 was $12.37.

Plan Participants

As defined in the Plan, and subject to certain eligibility requirements, all employees of the Company and its subsidiaries, including officers and directors who are employees, are eligible to participate in the Plan, unless after the grant of purchase rights under the Plan, the employee would own Common Stock exceeding 5% of the total combined voting power or value of all outstanding capital stock of the Company (as calculated under the attribution rules in the Code).

The Plan provides default eligibility requirements for participating in the Plan, and allows the Compensation Committee to further limit participation by adopting and altering additional requirements for eligibility.  Members of the Board of Directors who are not employed as regular salaried officers or employees of the Company may not participate in the Plan. The Compensation Committee has initially adopted additional requirements that the employees must be customarily employed for at least 20 hours per week, have completed at least 6 months of service, and have compensation (as defined in the Plan) not greater than $150,000 in the 12-month period before the enrollment date.

Participation in the Plan is voluntary and is dependent upon each eligible employee’s election to participate and his or her desired level of participation, subject to the Plan’s provisions and limitations. As of March 26, 2019 approximately 377 of our employees would have been eligible to participate in the Plan. Since participation is voluntary, the number of purchase periods is subject to the discretion of the Compensation Committee, and the purchase prices of shares under the Plan are in part a function of prevailing market prices of the Common Stock that vary from time to time, the benefits to be received by participants are not determinable.

Purchases Under the Plan

The Plan is administered by the Compensation Committee, which has broad power to make determinations under the Plan, to interpret the terms of the Plan and to establish rules and regulations for its administration. The Compensation Committee determines whether offers will be made and the beginning and ending dates of the related purchase periods. A purchase period may not be less than one month nor more than 27 months. The Compensation Committee determines the purchase price at which shares may be purchased by participants, which will not be less than the lesser of 85% of the fair market value per share of the Common Stock on the first day of the purchase period or 85% of the fair market value per share on the last day of the purchase period. We anticipate utilizing 6-month offering periods, with each offering period having one 6-month purchase period.  We anticipate offering a 10% discount from the lesser of the closing price on the first day of the offering period and the closing price on the purchase date.  Notwithstanding the foregoing, the Committee may, however, modify, at its discretion, the discount (if any), purchase and offering periods, purchase dates and other aspects of Plan design within the Plan parameters from time to time.

Prior to the first day of each offering period, each participant will make an election to participate during the offering period. At the end of each purchase period, the participant will receive a number of shares, determined on the last day of the purchase period, equal to the payroll deductions credited during the purchase period divided by the applicable purchase price. However, the number of shares purchased in an offering period may in no event exceed 20,000 shares. A participant may not purchase shares with a fair market value greater than $25,000 under the Plan in any calendar year.

Participants may purchase shares only by submitting an election form during the election period established by the Compensation Committee prior to the beginning of each offering period, stating the participant’s election to have after-tax payroll deductions made for the purpose of participating in the Plan. After initial enrollment in the Plan, payroll deductions will continue from offering period to offering period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with the Company or becomes ineligible to participate in the Plan. The amounts deducted will be credited to the participant’s account under the Plan until the purchase date, but we will not pay any interest on the deducted amounts.

If sufficient shares are not available in any purchase period under the Plan, the available shares will be allocated pro rata among the participants in that purchase period in the same proportion that their base compensation bears to the total of the base compensations of all participants for that purchase period. Any amounts not applied to the purchase of Common Stock will be refunded to the participants after the end of the purchase period without interest.

If a participant ceases to be one of our employees for any reason, the Company will issue a check to the former employee or his or her estate, within a reasonable time after termination, in the amount of all payroll deductions collected from the participant and not used to purchase shares as of the termination date.

Restriction on Transfer

The right to acquire shares under the Plan is not transferable.

Term of the Plan

The Plan will continue in effect for a term of twenty (20) years from the Effective Date (the “Term”), unless sooner terminated in accordance with the Plan. No purchase period may begin after expiration of the Term.

Amendment of the Plan

The Board of Directors may terminate the Plan at any time.  The Board may amend the Plan at any time, but no amendment may disqualify the Plan under Section 423 of the Code or Rule 16b-3 under the Securities Exchange Act of 1934, as amended, without stockholder approval. No amendment or termination will adversely affect any right to purchase shares that has been granted under the Plan without the consent of the participant.

United States Federal Income Tax Consequences

The following is a general summary of the material United States federal income tax consequences to the Company and to participants in the Plan based on the Code as currently in effect. This summary is necessarily general in nature, does not address employment taxes, estate or gift taxes, or foreign, state or local tax consequences, and is not complete.

The Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Code, under which neither the grant nor the exercise of rights to acquire Common Stock under the Plan is taxable to the participant or gives rise to a deduction for the Company. Amounts deducted from a participant’s compensation to purchase shares under the Plan are taxable to the participant in the year in which the amounts would otherwise have been received.

If a participant sells the shares acquired under the Plan more than two years after the beginning of the applicable offering period and more than one year after the purchase date, the participant will recognize as ordinary income the lesser of (i) the amount by which the fair market value of the shares, at the lesser of the time of the grant of the purchase right or at the time of the purchase, exceeds the purchase price paid for the shares (i.e., the discount offered by the Company); or (ii) the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price paid for the shares. The participant’s tax basis in the purchased shares will increase by the amount recognized as ordinary income and any further gain or loss recognized on the sale will be treated as short-term or long-term capital gain or loss, depending on the holding period of such shares. The Company will not be entitled to a deduction with respect to the sale of the shares.

If the participant sells the shares acquired under the Plan within two years after the beginning of the applicable offering period or within one year of the purchase date, the participant will recognize as ordinary income the amount by which the fair market value of the shares, at the lesser of the time of the grant of the purchase right or at the time of the purchase, exceeds the purchase price paid for the shares (i.e., the discount offered by the Company).  The participant’s tax basis in the purchased shares will increase by the amount recognized as ordinary income and any further gain or loss recognized upon the sale will be treated as short-term or long-term capital gain or loss, depending on the holding period of such shares.  In general, the Company will be entitled to a tax deduction at the time of the sale in an amount equal to the ordinary income recognized by the participant. However, if the participant is one of our most highly compensated employees for purposes of Section 162(m) of the Code in the year of sale, no deduction will be available to us to the extent the participant’s total ordinary income during that year (other than compensation qualifying for Section 162(m) exemption) exceeds $1 million.

PROPOSAL 3—RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

2018 Summary Compensation Table

The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal years ended December 31, 2017 and 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Philip Evans, Interim President and Chief Executive Officer; Chief Financial Officer and Treasurer	2018	437,116	—	631,909	381,127	216,066	118,200	1,784,418
	2017	429,011	—	413,532	—	206,721	117,950	1,167,214

Eric Lisman, Executive Vice President, Corporate Development(7)	2018	384,328	262,500	316,300	584,401	58,927	7,950	1,614,406
	2017	282,713	212,750	86,561	211,537	97,993	7,950	899,504

Joseph Randall, Executive Vice President Design, Healthcare, Antiques and Military	2018	350,871	—	57,894	147,118	126,868	7,950	690,701
	2017	350,871	—	10,334	—	133,281	7,950	502,436

David Loechner, Former President and Chief Executive Officer	2018	491,077	—	364,257	762,259	354,370	107,950	2,079,913
	2017	479,009	—	—	—	451,027	117,950	1,047,986

(1)

The amount included in the “Salary” column for 2018 for Mr. Evans represents annual base salary earned, (x) for the period beginning on January 1, 2018 and ending on October 31, 2018, at an annual rate of $430,000 and (y) for the period beginning on November 1, 2018 and ending on December 31, 2018, at an annual rate of $480,000. The amount included in the “Salary” column for 2017 for Mr. Lisman represents the pro-rated portion of his annual base salary of $350,000 for the period beginning on March 6, 2017, the date on which he became an employee of the Company, and ending on December 31, 2017.

(2)

The amount in the “Bonus” column for Mr. Lisman represents the minimum amount that is payable in respect of the portion of Mr. Lisman’s annual bonus that is attributable to the Target Acquisition Bonus (as defined and described below).  The third installment of the Target Acquisition Bonus earned in 2017 will be paid in February 2020 and is not reported in the Summary Compensation Table for 2017. The second installment of the Target Acquisition Bonus earned in 2018 will be paid in February 2020 and is not reported in the Summary Compensation Table for 2018. The third installment of the Target Acquisition Bonus earned in 2018 will be paid in February 2021 and is not reported in the Summary Compensation Table for 2018.

(3)

The amounts in this column represent the grant date fair value of the equity award calculated in accordance with FASB ASC Topic 718.  The grant date fair value of the equity award is the closing price of the Company’s publicly traded stock on the grant date of the equity award.

(4)

The amounts in this column represent the grant date fair value of the equity award calculated in accordance with FASB ASC Topic 718. Details and assumptions used in calculating the grant date fair value of the option awards may be found in Note 10, “Shareholder’s Equity and Stock-Based Compensation,” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 19, 2019.

(5)

For Messrs. Evans, Randall and Loechner, the amounts included in the “Non-Equity Incentive Plan Compensation” column represent the named executive officers’ annual performance bonuses earned under the Company’s Annual Incentive Plan, which is described below in the section entitled “Performance Based Annual Cash Incentives.” For Mr. Lisman, the amount included in the “Non-Equity Incentive Plan Compensation” column represents the sum of (i) the portion of the Target Acquisition Bonus earned in excess of the amount reported in the “Bonus” column and (ii) the amount earned under the Company’s Annual Incentive Plan based on achievement of Adjusted EBITDA and revenue targets consistent with those that apply to Messrs. Evans and Loechner. Pursuant to the terms of his letter agreement, (x) as part of his 2017 Target Acquisition Bonus, Mr. Lisman was paid $37,750 following the end of 2018 and shall also be entitled to an additional payment of $37,750 following the end of  2019, subject to Mr. Evans’ determination that the relevant acquired targets have performed during such period in a manner consistent with the financial objective presented at the time of acquisition and (y) as part of his 2018 Target Acquisition Bonus, Mr. Lisman will also be entitled to a payment of $43,750 following the end of each of 2019 and 2020, subject to Mr. Evans’ determination that the relevant acquired targets have performed during such period in a manner consistent with the financial objective presented at the time of acquisition.

(6)

The amounts included in the “All Other Compensation” column represent, (i) matching contributions made to our 401(k) Savings Plan on behalf of Messrs. Evans, Lisman, Randall and Loechner in the amount of $7,950 each and (ii) the first installment of the Special Acquisition Bonus (as described below) in the amount of $55,000 for each of Messrs. Loechner and Evans related to 2017 and $100,000 and $56,250 for Messrs. Loechner and Evans, respectively, related to 2018 and (iii) the special bonus in the amount of $54,000 for Mr. Evans for his interim CEO duties during 2018.

(7)	Mr. Lisman commenced employment with the Company on March 6, 2017.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In 2018, we compensated our named executive officers through a combination of base salary, annual cash incentives and long term incentives.

Base Salary

The 2017 base salaries for each of Messrs. Evans, Randall and Loechner were set by the Compensation Committee (the “Committee”). Base salaries for our named executive officers are typically reviewed by the Committee on an annual basis. The base salaries for Messrs. Randall and Loechner remained unchanged during 2018. The base salary for Mr. Evans was increased from $430,000 to $480,000, effective November 1, 2018, to reflect his interim CEO duties. Pursuant to the terms of his letter agreement with the Company dated February 1, 2017 (the “Lisman Letter Agreement”), Mr. Lisman’s base salary for 2017 was $350,000, which was increased to $385,000 for 2018 effective as of January 1, 2018.

Performance Based Annual Cash Incentives

In respect of performance during 2018, each of our named executive officers was eligible to receive an annual cash bonus under the Company’s 2018 Annual Incentive Plan (the “Annual Incentive Plan”), which is administered by the Committee. Under the Annual Incentive Plan for 2018, the amount of the bonuses payable depends on achievement of specified Adjusted EBITDA and revenue targets. Pursuant to the terms of the Annual Incentive Plan, with respect to the Adjusted EBITDA and revenue goals, the Company must achieve at least 90% of the performance metric’s target level in order for the participant to earn a payout of 50% of the participant’s target payout amount, and participants may earn a maximum payout of 400% of the participant’s target payout amount for that metric if performance achieved is at least 130% of the performance metric’s target level. No payout with respect to either of the Adjusted EBITDA or revenue metrics is to be made if achievement is less than 90% of the metric’s target level.

For 2018, the Company’s threshold, target and maximum (i) Adjusted EBITDA goals were $147.0 million, $163.4 million and $212.4 million, respectively, and (ii) revenue goals were $340.6 million, $378.5 million and $492.0 million, respectively. The Committee determined that the Company had achieved 95.6% of the target Adjusted EBITDA goal and 96.0% of the target revenue goal. Based on these levels of achievement, the payout percentages in respect of the revenue and Adjusted EBITDA components, for 2018 were 80.1% and 78.1%, respectively, resulting in an overall payout percentage of 78.6%. For the purposes of measuring achievement under the Annual Incentive Plan, “Adjusted EBITDA”, as used in this section, is calculated as Adjusted EBITDA as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 19, 2019, excluding the results of certain 2018 acquisitions.

Mr. Loechner was eligible to earn a target bonus of $451,027 based upon achievement of Company revenue and Adjusted EBITDA targets, weighted 25% and 75%, respectively. Mr. Evans was eligible to earn a target bonus of $275,000 based upon achievement of Company revenues and Adjusted EBITDA targets, weighted 25% and 75%, respectively. Mr. Lisman was eligible to earn a target bonus of $75,000 based upon achievement of Company revenues and Adjusted EBITDA targets, weighted 25% and 75%, respectively. Mr. Randall was eligible to earn a target bonus of $155,562 based upon achievement of Company revenues and Adjusted EBITDA targets weighted 5% and 20%, respectively, and revenue and Adjusted EBITDA targets tied to his respective business units, weighted 20% and 55%, respectively.

Pursuant to the terms of the Lisman Letter Agreement, Mr. Lisman was eligible to earn a target annual bonus of $350,000 consisting of (x) a target acquisition bonus of $275,000 (“Target Acquisition Bonus”, and actual bonus payout thereunder, the “Acquisitions Bonus”) and (y) a target bonus of $75,000 based upon achievement of Company revenues and Adjusted EBITDA targets, weighted 25% and 75%, respectively. The Target Acquisition Bonus is achieved based upon the Company’s aggregate commitment in acquisition spend of at least $60 million in a calendar year, following which Mr. Lisman will be entitled to a minimum Acquisition Bonus of $175,000 and a maximum Acquisition Bonus of $475,000, with the final amount of the Acquisition Bonus to be determined in good faith by Mr. Evans after his consideration of factors such as the aggregate acquisition spend and the number of transactions closed in such calendar year. Twenty-five percent of the Acquisition Bonus will remain subject to further adjustment by Mr. Evans (with input from the Committee) based upon the performance of the targets acquired during the applicable calendar year, and will be paid in two equal installments, with one half (i.e. 12.5% of the Acquisition Bonus, subject to adjustments as described in the foregoing) at the end of each of the two calendar years following the calendar year to which the acquisition spend relates. For 2018, Mr. Lisman’s performance goal relating to the Target Acquisition Bonus was determined to have been met such that he received a payment equal to $262,500 on February 15, 2019, and will be entitled to a payment of $43,750 following the end of each of 2019 and 2020, subject to Mr. Evans’ determination that the relevant acquisitions have performed during such period in a manner consistent with the financial objective presented at the time of acquisition.

Long Term Incentives

We previously maintained the 2013 Stock Option Plan (the “2013 Plan”) for the purpose of granting options to acquire common stock to our employees, including Messrs. Loechner, Evans and Randall. We believe that the granting of long-term equity compensation is important to ensure that the interests of management align with those of our stockholders. Prior to our initial public offering, we periodically granted equity awards in the form of stock options, with the last grants to Messrs. Loechner, Evans and Randall under the 2013 Plan made in 2014.

In connection with our initial public offering, the Board adopted, and our stockholders approved, the Emerald Expositions Events, Inc. 2017 Omnibus Equity Plan (the “2017 Plan”), under which equity awards may be made in respect of 5,000,000 shares of common stock of the Company. Under the 2017 Plan, awards may be granted in the form of options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalent rights, share awards and performance-based awards (including performance share units and performance-based restricted stock). Following our initial public offering, all long-term equity compensation awards have been made under the 2017 Plan.

On June 9, 2017, Mr. Evans received a grant of 19,048 restricted stock units in respect of our common stock (“RSUs”) under the 2017 Plan that are scheduled to vest in 33 1/3% increments on each of the first three anniversaries of the date of grant and Mr. Randall received a grant of 476 RSUs that vested in its entirety on June 9, 2018. In connection with his commencement of employment with the Company, on September 21, 2017, Mr. Lisman received a grant of 3,820 RSUs and 38,200 stock options under the 2017 Plan that are scheduled to vest in 25% increments on each of the first four anniversaries of March 6, 2017, his date of hire. On January 22, 2018, each of our named executive officers received a grant of RSUs (13,587, 6,793, 5,231 and 2,622 for Messrs. Loechner, Evans, Lisman and Randall, respectively) and stock options (138,889, 69,444, 53,472 and 26,806 for Messrs. Loechner, Evans, Lisman and Randall, respectively), each of which are scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. On July 19, 2018, Messrs. Loechner, Evans and Lisman received a grant of RSUs (3,200, 24,000 and 10,000, respectively) each of which are scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. On September 18, 2018, Mr. Lisman received a grant of 72,642 stock options that are scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant. On March 14, 2019, each of Messrs. Evans, Lisman and Randall received a grant of RSUs (56,135, 17,828 and 9,846, respectively) and stock options (113,391, 36,013 and 19,889, respectively), each of which are scheduled to vest in 25% increments on each of the first four anniversaries of the date of grant (the “2019 Grant”). Notwithstanding the foregoing, each named executive officer’s then-unvested RSUs and stock options granted prior to the 2019 Grant shall become fully vested upon a Change in Control, subject to his continued employment through the date of such Change in Control (as defined in the 2013 Plan and 2017 Plan, respectively).  With respect to the 2019 Grant, each named executive officer’s then-unvested RSUs and stock options shall become fully vested upon a Change in Control (as defined in the 2017 Plan) and the termination of the named executive officer without cause within three months before or 18 months after the Change in Control.

Agreements with Named Executive Officers

Philip Evans

On July 14, 2014, the Company entered into an agreement with Mr. Evans to serve as Chief Financial Officer of the Company which was amended and restated on March 30, 2017 (the “CFO Agreement”), which provides for an initial five-year term that commenced on January 1, 2017, subject to automatic one-year renewal terms thereafter unless either party provides at least 30 days’ advance written notice prior to the end of the then current term of its intent not to renew the term. The CFO Agreement provides that Mr. Evans would receive an annual base salary of $430,000, subject to increase (but not decrease) at the discretion of the Board (or committee thereof) and would be eligible to receive an annual bonus, with a target annual bonus equal to $275,000, subject to satisfaction of performance goals set annually by the Board. The CFO Agreement also provides that Mr. Evans would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. In addition, the CFO Agreement provided for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.” The CFO Agreement provides that the executive is subject to a perpetual confidentiality covenant and that both the Company and the executive would be subject to a perpetual non-disparagement covenant.

Eric Lisman

On February 1, 2017, the Company entered into a letter agreement with Mr. Lisman which provides for an initial annual base salary of $350,000 which is subject to automatic increase (x) effective as of January 1, 2018, to $385,000 and (y) effective as of January 1, 2019, to $423,500 and (z) following the January 1, 2019 increase, in a manner consistent with those applied to other members of the senior management team. The letter agreement also provides that Mr. Lisman is eligible for an annual bonus as described above under the heading “Performance Based Annual Cash Incentives.” The letter agreement also provides that Mr. Lisman would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Lisman is also entitled to a stipend of $1,500 per month to cover reasonable costs associated with the maintenance of his home-based office which will serve as his principal place of employment (including, without limitation, rent, utilities, mobile telephone, data plan and office supplies). Mr. Lisman will not at any time be required by the Company to relocate his principal place of employment without his consent. In addition, the letter agreement provides for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.” The letter agreement provides that the executive would be subject to a noncompetition covenant during the term of employment and the one-year period following termination of employment. Pursuant to the terms of his equity award agreements, Mr. Lisman is subject to a perpetual confidentiality covenant, and noncompetition and nonsolicitation covenants during the term of employment and the one-year period following termination of employment.

Joseph Randall

The Company is not party to an employment or letter agreement with Mr. Randall.

David Loechner

On June 17, 2013, the Company entered into an agreement with Mr. Loechner to serve as Chief Executive Officer of the Company which was amended and restated on March 30, 2017 (the “Former CEO Agreement”), which provides for an initial five-year term that commenced on January 1, 2017, subject to automatic one-year renewal terms thereafter unless either party provides at least 30 days’ advance written notice prior to the end of the then current term of its intent not to renew the term. The Former CEO Agreement provides that Mr. Loechner would receive an annual base salary of $480,000, subject to increase (but not decrease) at the discretion of the Board (or committee thereof) and would be eligible to receive an annual bonus, with a target annual bonus equal to $600,000, subject to satisfaction of performance goals set annually by the Board. The Former CEO Agreement also provides that Mr. Loechner would be eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. In addition, the Former CEO Agreement provided for severance payments upon certain terminations of employment, as described below under “Payments upon Certain Events of Termination or Change in Control.” The Former CEO Agreement provides that the executive would be subject to a perpetual confidentiality covenant and that both the Company and the executive would be subject to a perpetual non-disparagement covenant.

On November 8, 2018, in connection with Mr. Loechner’s resignation from the Company, the Company and Mr. Loechner entered into a separation and release agreement (the “Separation and Release Agreement”), pursuant to which Mr. Loechner agreed to continue employment with the Company to assist in transitioning his responsibilities through December 31, 2018 (the “Separation Date”). Subject to Mr. Loechner’s delivery of an irrevocable release of claims as provided by the terms of the Separation and Release Agreement, following the Separation Date, Mr. Loechner is entitled to receive (i) one times the sum of his annual base salary and 2018 target bonus opportunity, in the aggregate amount of $931,027, payable over a 12-month period following the Separation Date (the “Severance Period”); (ii) to the extent permitted under the Employer’s plans, continuation of coverage under the Employer’s group medical coverage as if he were an active employee through the end of the Severance Period or, if earlier, the date on which he becomes eligible for benefits under a subsequent employer’s group medical plan; (iii) his annual bonus for 2018 (based on a target bonus amount of $451,027), the final amount of which, if any, is to be determined by the Compensation Committee of the Board in the same manner as other annual bonuses in accordance with the Company’s current performance bonus plan; and (iv) the second installment of the Special Acquisition Bonus (as defined in Mr. Loechner’s employment agreement) for 2017 and the first and second installments of the Special Acquisition Bonus for 2018, in the aggregate amount of $155,000, payable at the time such installments are due under the terms of the employment agreement. In addition, notwithstanding anything to the contrary in an award agreement or equity compensation plan, all stock options previously granted to Mr. Loechner that are vested and outstanding as of the Separation Date shall continue to be exercisable until May 28, 2020.

Special Acquisition Bonuses (David Loechner and Philip Evans)

Each of the Former CEO Agreement and the CFO Agreement provide that the named executive officer is eligible to receive a special acquisition bonus (the “Special Acquisition Bonus”) in an amount equal to $100,000 based on the Company’s successful acquisition during the calendar year of “Acquired EBITDA” (as defined below) of at least $8 million, with the amount of the Special Acquisition Bonus subject to adjustment by the Board to the extent Acquired EBITDA in any calendar year is greater or less than the Acquired EBITDA target. Notwithstanding the foregoing, if Acquired EBITDA is equal to or greater than $4 million, the minimum Special Acquisition Bonus shall be $50,000. Any Special Acquisition Bonus shall be payable in two equal annual installments after the end of the first and second calendar year following the calendar year in respect of which the Special Acquisition Bonus has been earned (with each installment to be paid at the same time that annual bonuses are customarily paid for such year); provided, that, to the extent the actual “EBITDA” (as defined below) added by the businesses acquired in any calendar year is, in the aggregate, more or less than the Acquired EBITDA target, the Board may in its discretion adjust the amount of (or, if necessary, eliminate) the second installment of the Special Acquisition Bonus to which the acquisition of such businesses relates. For purposes of the foregoing, “Acquired EBITDA” means the pro forma earnings before interest, tax, depreciation and amortization (“EBITDA”) expected to be added to the Company’s EBITDA in the calendar year following the calendar year of the relevant acquisition, as calculated by the Board in its reasonable discretion. The Committee determined on February 8, 2018, that for each of Messrs. Loechner and Evans, that the Special Acquisition Bonus was earned in an amount equal to $110,000. The first installment of the Special Acquisition Bonus was paid to each of Messrs. Loechner and Evans on February 16, 2018 and the second installment of the Special Acquisition Bonus was paid to each of Messrs. Loechner and Evans on February 15, 2019.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table summarizes the number of securities underlying the equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2018.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(2)	Market value of shares or units of stock that have not vested ($)(3)
Philip Evans	282,500	—	8.00	11/6/2023	—	—
	122,500	—	12.00	11/6/2023	—	—
	121,489	—	16.00	11/6/2023	—	—
	12,000	3,000(4)*	8.00	2/26/2024	—	—
	51,300	12,825(5)*	8.00	4/22/2024	—	—
	25,600	6,400(5)*	12.00	4/22/2024	—	—
	25,600	6,400(5)*	16.00	4/22/2024	—	—
	34,200	8,550(6)*	10.40	12/15/2024	—	—
	17,100	4,275(6)*	12.00	12/15/2024	—	—
	17,100	4,275(6)*	16.00	12/15/2024	—	—
	—	69,444(7)**	22.08	1/22/2028	—	—
	—	—	—	—	43,492(8)**	536,691

Eric Lisman	9,550	28,200(9)**	22.66	09/21/2027	—	—
	—	53,472(7)**	22.08	01/22/2028	—	—
	—	72,642(10)**	16.50	09/18/2028	—	—
	—	—	—	—	18,096(11)**	223,305

Joseph Randall	169,374	—	8.00	9/4/2023	—	—
	11,025	—	12.00	9/4/2023	—	—
	11,025	—	16.00	9/4/2023	—	—
	6,500	1,625(4)*	8.00	2/26/2024	—	—
	13,000	3,250(12)*	8.00	6/18/2024	—	—
	6,500	1,625(12)*	12.00	6/18/2024	—	—
	6,500	1,625(12)*	16.00	6/18/2024	—	—
	—	26,806(7)**	22.08	1/22/2028	—	—
	—	—	—	—	2,622(13)**	32,355

David Loechner	957,500	—	8.00	7/19/2023	—	—
	434,650	—	12.00	7/19/2023	—	—
	148,193	—	16.00	7/19/2023	—	—
	24,000	—	8.00	2/26/2024	—	—
	145,000	—	8.00	4/22/2024	—	—
	72,500	—	12.00	4/22/2024	—	—
	68,800	—	16.00	4/22/2024	—	—
	22,800	—	10.40	12/15/2024	—	—
	11,400	—	12.00	12/15/2024	—	—
	11,200	—	16.00	12/15/2024	—	—

(1)

The options shown in this column will become fully vested in the event of a change in control ((x) for options granted under the 2013 Plan, as defined in the 2013 Plan and (y) for options granted under the 2017 Plan, as defined in the 2017 Plan).

(2)	The RSUs shown in this column will become fully vested in the event of a Change in Control (as defined in the 2017 Plan).
(3)	The amount shown in this column is based on the fair market value of a share of the Company’s common stock at the close of market on the New York Stock Exchange on December 31, 2018 ($12.34).
(4)	The options shown in this row were granted with a five-year vesting schedule and fully vested on February 26, 2019.
(5)

The options shown in this row were granted with a five-year vesting schedule, with the fourth installment of 20% having vested on April 22, 2018 and will continue to vest in one remaining installment on April 22, 2019.

(6)

The options shown in this row were granted with a five-year vesting schedule, with the fourth installment of 20% having vested on December 15, 2018 and will continue to vest in one remaining installment on December 15, 2019.

(7)	The options shown in this row were granted with a four-year vesting schedule, and will vest in four installments on January 22, 2019, January 22, 2020, January 22, 2021 and January 22, 2022.
(8)

The RSUs shown in this row were comprised of (i) 12,699 shares with a three-year vesting schedule, with the first installment of 33.3% having vested on June 9, 2018 and will continue to vest in two remaining installments on June 9, 2019 and June 9, 2020, (ii) 6,793 shares with a four-year vesting schedule and will vest in four installments on January 22, 2019, January 22, 2020, January 22, 2021 and January 22, 2022 and (iii) 24,000 shares with a two-year vesting schedule and will vest in two installments on July 19, 2019 and July 19, 2020.

(9)

The options shown in this row were granted with a four-year vesting schedule, with the first installment of 25% having vested on March 6, 2018, and will continue to vest in three remaining installments on March 6, 2019, March 6, 2020 and March 6, 2021.

(10)	The options shown in this row were granted with a four-year vesting schedule, and will vest in four installments on September 18, 2019, September 18, 2020, September 18, 2021 and September 18, 2022.
(11)

The RSUs shown in this row were comprised of (i) 2,865 shares granted with a four-year vesting schedule, with the first installment of 25% having vested on March 6, 2018, and will continue to vest in three remaining installments on March 6, 2019, March 6, 2020 and March 6, 2021, (ii) 5,231 shares with a four-year vesting schedule and will vest in four installments on July 19, 2019, July 19, 2020, July 19, 2021 and July 19, 2022 and (iii) 10,000 shares with a four-year vesting schedule and will vest in four installments on January 22, 2019, January 22, 2020, January 22, 2021 and January 22, 2022.

(12)

The options shown in this row were granted with a five-year vesting schedule, with the fourth installment of 20% having vested on June 18, 2018 and will continue to vest in one remaining installment on June 18, 2019.

(13)	The RSUs shown in this row were granted with a four-year vesting schedule, and will vest in four installments on January 22, 2019, January 22, 2020, January 22, 2021 and January 22, 2022.
*	Granted under the 2013 Plan.
**	Granted under the 2017 Plan.

Additional Narrative Disclosure

Retirement Benefits

We maintain a tax-qualified Section 401(k) retirement savings plan that provides for employee contributions and employer matching contributions equal to 50% of salary deferrals up to 6% of a participant’s compensation. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory income tax limitation, which, subject to certain exceptions, was $18,500 for calendar year 2018. Participants are fully vested in their own contributions and vest in the company matching contributions after three years of service.

Our compensation program does not include any other material benefits or perquisites for our named executive officers.

Payments upon Certain Events of Termination or Change in Control

Unvested RSUs and stock options granted to our named executive officers shall become fully vested upon a Change in Control, and other applicable triggering events, as described above under “Long Term Incentives.”

Pursuant to the terms of his Employment Agreement, Mr. Evans is entitled to receive certain payments in connection with certain termination events.

In the event of a termination of employment for any reason, Mr. Evans is entitled to payment of any earned but unpaid base salary, unused vacation days, other vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses and (except in the case of a termination by the Company for cause, by the executive without good reason or other than due to death or disability (as defined in the applicable Employment Agreement)) earned but unpaid annual bonus for fiscal years completed prior to the termination date.

In addition, upon a termination of employment other than for cause, death, or disability, or upon a termination for good reason, and subject to the execution and non-revocation of a general release of claims against the Company, Mr. Evans is entitled to receive over the 12-month period following termination of employment (the “Severance Period”) (x) severance payments in an amount equal to the sum of annual base salary and target bonus opportunity and (y) to the extent permitted pursuant to the applicable plans, continuation on the same terms as an active employee for himself and his dependents of medical insurance benefits, provided, however, that such benefits continuation shall cease if the executive becomes eligible for medical benefits from a subsequent employer prior to the end of the Severance Period. If the Company is unable to obtain the coverage described in the foregoing sentence, during the Severance Period, the Company shall pay the executive a monthly payment equal to the monthly amount the Company would have paid had the executive continued participation in the Company’s medical plan. Upon a termination of employment due to the executive’s death or disability, Mr. Evans is entitled to receive a cash amount equal to his pro-rata bonus for the year of termination. In addition, pursuant to the Employment Agreements, in the event of a termination other than for cause, death or disability, or by the executive for good reason (in each case, as defined in the Employment Agreement), in addition to the severance payments and benefits he would have been entitled to under the Employment Agreements as described above, Mr. Evans would be entitled to payment of the Special Acquisition Bonus.

Mr. Lisman’s letter agreement provides that upon a termination other than for cause, subject to his execution and delivery of a release of claims against the Company, he will be entitled to (i) base salary continuation for the 12-month period following termination (ii) a lump sum payment equal to the annual target bonus equal to $350,000, (iii) continuation of employee health benefits for the 12-month period following termination, (iv) payment of any annual bonus amounts earned in earlier years and scheduled for future payment and (v) a pro-rated annual bonus target amount (pro-rated to reflect the percentage of the calendar year that has lapsed as of the date of termination).

In addition, Mr. Evans and Mr. Randall are each party to a deal success bonus agreement (the “Evans Sale Bonus Agreement” and “Randall Sale Bonus Agreement”, respectively, and together the “Sales Bonus Agreements”) with the Company which provides for payment of a deal success bonus in the event of a Sale (as defined in the Sale Bonus Agreements) in the amount of $700,000 (the “Evans Sale Bonus”) and $350,000 (the “Randall Sale Bonus”), respectively. The Evans Sale Bonus shall be paid (x) 50% within ten days of the closing of a Sale and (y) 50% on the earlier to occur of (i) the six-month anniversary of the closing of a sale and (ii) Mr. Evans’ termination of employment without cause (as defined in the Evans Sale Bonus Agreement). If Mr. Evans’ employment is terminated prior to the Sale closing date for any reason, Mr. Evans will not be entitled to any portion of the Evans Sale Bonus. If Mr. Evans’ employment is terminated for any reason (other than by the Company without cause) following a Sale but prior to the six-month anniversary of the Sale closing date, Mr. Evans shall not be entitled to the portion of the Evans Sale Bonus described in clause (y) above. The Randall Sale Bonus shall be paid (x) 50% within ten days of the closing of a Sale and (y) 50% on the earlier to occur of (i) the six-month anniversary of the closing of a sale and (ii) Mr. Randall’s termination of employment without cause (as defined in the Randall Sale Bonus Agreement). If Mr. Randall’s employment is terminated prior to the Sale closing date for any reason, Mr. Randall will not be entitled to any portion of the Randall Sale Bonus. If Mr. Randall’s employment is terminated for any reason (other than by the Company without cause) following a Sale but prior to the six-month anniversary of the Sale closing date, Mr. Randall shall not be entitled to the portion of the Randall Sale Bonus described in clause (y) above.

In connection with his resignation from the Company, Mr. Loechner was entitled to severance and other benefits pursuant to the Separation and Release Agreement as described above under “Agreements with Named Executive Officers.”

2018 Director Compensation

For 2018, the Company’s outside directors, Messrs. Alicea, Hyatt and Naylor and Ms. Skala, each received an annual retainer of $100,000 for their service on the Board, with $50,000 paid in cash and $50,000 in RSUs. Ms. Klinger was appointed on April 4, 2018 and received the pro-rated annual retainer of $37,500 paid in cash and $37,500 in RSUs. In addition, Mr. Hyatt received an Audit Committee member retainer of $10,000. Messrs. Alicea and Naylor each received further retainers of $15,000 and $25,000, respectively, for their service as chairpersons of the Compensation and Audit Committees, respectively. Mr. Naylor also received a retainer of $7,500 for his service on the Compensation Committee.  Ms. Klinger received a retainer of $5,000 for her service on the Audit Committee.

Shown below is information regarding the compensation for each member of the Board for the year ended December 31, 2018, other than the compensation for Mr. Loechner which is reported above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Konstantin (Kosty) Gilis	—	—	—
David Loechner	—	—	—
Amir Motamedi	—	—	—
Michael Alicea(1)	$65,000	$50,000(3)	$115,000
Todd Hyatt	60,000	50,000(3)	110,000
Lisa Klinger	42,500	37,500(3)	80,000
Jeffrey Naylor(2)	82,500	50,000(3)	132,500
Emmanuelle Skala	50,000	50,000(3)	100,000

(1)	As of December 31, 2018, Mr. Alicea held 7,750 outstanding options, of which 3,100 were vested.
(2)	As of December 31, 2018, Mr. Naylor held 43,750 outstanding options, of which 41,250 were vested.
(3)

This amount reflects the aggregate grant date fair value of the 2,339 RSUs received by each of Messrs. Naylor, Alicea and Hyatt and 2,339 and 1,899 RSUs received by Mses. Skala and Klinger, respectively, during 2018.

IRS Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), as recently amended by the Tax Cuts and Jobs Act of 2017, applies to certain corporations, including corporations with publicly traded securities, and, generally, disallows the corporation from taking a tax deduction for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer, Chief Financial Officer and the next three mostly highly compensated officers (and those who have previously been covered by the Section 162(m) rules). As amended, Section 162(m) no longer provides an exception to the deductibility limitations for “performance-based” compensation, except for certain grandfathered arrangements under the transition rules. In addition, Section 162(m) also includes transition provisions for companies that become publicly-held through an initial public offering process that may apply for a period of approximately three years following the consummation of the initial public offering of the Company with respect to certain compensation arrangements that were entered into before such initial public offering. The Company is currently within this transition period and will consider the impact of Section 162(m) in the future when the transition period expires.

STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2019:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors and named executive officers; and
•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished to us by each director, executive officer or stockholder listed in the table below, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after March 26, 2019, including any shares of our common stock subject to an option that has vested or will vest within 60 days after March 26, 2019. More than one person may be deemed to be a beneficial owner of the same securities.

The percentage of beneficial ownership is based on 71,850,712 shares of common stock outstanding as of March 26, 2019.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Emerald Expositions Events, Inc., 31910 Del Obispo Street, San Juan Capistrano, California 92675.

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% Stockholders
Onex(1)	47,058,332	65.5%
FMR LLC(2)	8,750,000	12.2%
Named Executive Officers and Directors
David Loechner(3)	1,769,933	2.5%
Philip Evans(4)	813,031	1.1%
Eric Lisman (5)	34,672	*
Joseph Randall (6)	303,629	*
Konstantin (Kosty) Gilis(7)	—	—
Amir Motamedi(7)	—	—
Jeffrey Naylor(8)	97,464	*
Michael Alicea(9)	21,489	*
Todd Hyatt	9,089	*
Emmanuelle Skala	2,339	*
Lisa Klinger	1,899	*
All executive officers and directors as a group (15 persons)(10)	2,296,370	3.2%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

The information regarding Onex is based solely on information included in the Schedule 13G/A filed by Onex with the SEC on February 14, 2019. Includes: (i) 33,135,329 shares of common stock held by Onex Partners III LP, (ii) 1,377,397 shares of common stock held by Onex Partners III GP LP (iii) 423,159 shares of common stock held by Onex US Principals LP, (iv) 420,116 shares of common stock held by Onex Partners III PV LP, (v) 11,125,186 shares of common stock held by Onex Expo SARL, (vi) 106,562 shares of common stock held by Onex Partners III Select LP, and (vii) 470,583 shares of common stock held by Onex Advisor Subco III LLC. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the common stock held by (a) Onex Partners III LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III LP, (b) Onex Partners III GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners GP Inc., the general partner of Onex Partners III GP LP, (c) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (d) Onex Partners III PV LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III PV LP, (e) Onex Expo SARL, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of (i) Onex American Holdings Subco LLC, which in turn holds all of the equity of OAH Wind LLC, which owns approximately 95% of the outstanding equity of Onex Expo SARL, and (ii) all of the outstanding equity of each of Expo EI LLC and Expo EI II LLC which, through their collective ownership of Expo EI III LLC, own the remaining outstanding equity of Onex Expo SARL, (f) Onex Partners III Select LP, through Onex Corporation’s indirect ownership or control of Onex Partners Manager GP ULC, the general partner of Onex Partners Manager LP, the agent of Onex Partners III GP LP, the general partner of Onex Partners III Select LP; and (g) Onex Advisor Subco III LLC, through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., which owns all of the equity interest of Onex Advisor Subco LLC which in turn owns all of the equity of Onex Advisor Subco III LLC. Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to beneficially own all of the common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1.

(2)

The information regarding FMR LLC (“FMR”) is based solely on information included in the Schedule 13G/A filed by FMR with the SEC on February 13, 2019. The Schedule 13G/A states that Abigail P. Johnson, Director, Chairman and Chief Executive Officer of FMR and various members of the Johnson family, through their ownership of 49% of the FMR voting common stock and the execution of a shareholders’ voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The Schedule 13G/A also states that neither FMR nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR reported its address as 245 Summer Street, Boston, Massachusetts 02210.

(3)	Includes 1,664,933 shares of common stock issuable upon the exercise of currently vested options.
(4)

Includes 729,750 shares of common stock issuable upon the exercise of currently vested options and 25,625 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 26, 2019.

(5)	Includes 32,468 shares of common stock issuable upon the exercise of currently vested options.
(6)	Includes 232,251 shares of common stock issuable upon the exercise of currently vested options.
(7)

Does not include shares of common stock held by funds managed by an affiliate of Onex Corporation. Mr. Gilis and Mr. Motamedi are directors of Emerald Expositions. Mr. Gilis and Mr. Motamedi are both managing directors of Onex Corporation. Mr. Gilis and Mr. Motamedi do not have voting or investment power with respect to the shares held by such funds.

(8)	Includes 43,750 shares of common stock issuable upon the exercise of currently vested options.
(9)	Includes 4,650 shares of common stock issuable upon the exercise of currently vested options.
(10)

Includes 1,931,131 shares of common stock issuable upon the exercise of currently vested options and 74,675 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 26, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and each person who owns more than 10% of our outstanding Company common stock, to file reports of their stock ownership and changes in their ownership of our Company common stock with the SEC and the NYSE. These same people must also furnish us with copies of these reports and representations made to us that no other reports were required. We have performed a general review of such reports and amendments thereto filed in the year ended December 31, 2018 and from January 1, 2019 to the date of this proxy statement. Based solely on our review of the copies of such reports furnished to us or such representations, as appropriate, to our knowledge during the period covered by our review, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes our equity compensation plan information as of December 31, 2018.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Expo Event Holdco, Inc. 2013 Stock Option Plan	5,404,678	$10.62	—
2017 Omnibus Equity Plan	2,083,605(1)	$19.05(2)	2,895,909
Equity compensation plans not approved by security holders	—	—	—
Total	7,448,283	$12.62(2)	2,895,909

(1)	Includes 1,681,092 outstanding stock options and 402,513 unvested RSUs granted under the 2017 Plan. Does not include 20,486 RSUs that vested in 2018.
(2)	Weighted average exercise price is based on the outstanding stock options. Calculation excludes RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during the year ended December 31, 2018 to which we were a party in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Stockholders’ Agreement

Various Onex entities and certain members of our management and our Board who had invested in our common stock entered into a stockholders’ agreement, dated July 19, 2013, with respect to such investment (the “Stockholders’ Agreement”). Prior to the IPO, the Stockholders’ Agreement contained, among other things, certain restrictions on the parties’ ability to freely transfer shares of our common stock. In addition, Onex had the right to designate two members of our Board, and to approve other members of our Board. The Stockholders’ Agreement also provided that Onex-appointed directors may have a greater number of votes than other members of our Board; however, the Stockholders’ Agreement provided that Onex had the right to waive any or all of such rights. The Stockholders’ Agreement also provided for certain tag-along rights, drag-along rights and preemptive rights. In connection with the IPO, Onex and the Company amended the Stockholders’ Agreement to eliminate Onex’ board designation, super-voting, tag-along, drag-along and preemptive rights.

Registration Rights Agreement

We, Onex and certain of our executive officers also entered into a registration rights agreement dated July 19, 2013, as amended, in connection with the Onex Acquisition. Pursuant to the registration rights agreement, holders of approximately 47.5 million shares of our common stock have the right to require us to register their shares under the Securities Act under specified circumstances. After registration pursuant to these rights, in most cases these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights

Subject to certain restrictions, we have agreed that, upon request, we will register all or a portion of Onex’ common stock for sale under the Securities Act. We will effect the registration as requested in writing by Onex, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain transactions involving the Company and should be delayed. Onex has the right to demand that we file a registration statement pursuant to these demand provisions on up to five occasions on Form S-1; however, Onex is entitled to make an unlimited number of demands for registration on Form S-3 if we are then eligible to use such form.

Piggyback Registration Rights

In addition, if at any time we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), Onex and certain other holders of shares of our common stock having registration rights are entitled to prior notice of the registration and to include all or a portion of their common stock in the registration.

Other Provisions

We will pay all registration and offering expenses, and certain fees and expenses of counsel for the selling stockholders, related to any demand or piggyback registration. The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Other Relationships and Transactions

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and all of our officers named under the “Management” section of this proxy statement. These indemnification agreements provide those directors and officers with contractual rights to indemnification and expense advancement which are, in some cases, broader than the specific indemnification provisions contained under Delaware law. Our obligations pursuant to such agreements are not subject to any cap. We believe that these indemnification agreements are, in form and substance, substantially similar to those commonly entered into in transactions of like size and complexity sponsored by private equity firms.

SMG Holdings, Inc.

In January 2018, Onex acquired a majority interest in SMG Holdings Inc. (“SMG”), a global manager of convention centers, stadiums, arenas, theaters, performing arts centers and other venues. Our director Amir Motamedi also serves on the board of directors of SMG. Certain of our trade shows, including Outdoor Retailer, are staged at venues managed by SMG. During the year ended December 31, 2018, ten shows were staged at SMG-managed venues, for which we paid aggregate fees of $1.6 million.

Policies and Procedures for Related Persons Transactions

In connection with the IPO, the Board adopted a written policy providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which we participate and in which a related party has or will have a direct or indirect material interest. Under this policy, the Audit Committee will consider and review the relevant information and approve only those related party transactions that the Audit Committee believes are, on their terms, taken as a whole, not less favorable to us than could be obtained in an arm’s length transaction with a third-party and that the Audit Committee determines are not inconsistent with our best interests. In particular, our policy with respect to related party transactions requires our Audit Committee to consider the benefits to us, the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director has a position or relationship, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or to employees generally. A “related party” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.

OTHER MATTERS

Incorporation by Reference

The Report of the Audit Committee of the Board shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are intended to be inactive textual references only.

Access to Reports and Other Information

We file or furnish our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our website is www.emeraldexpositions.com. Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Secretary at 31910 Del Obispo Street, Suite 200, San Juan Capistrano, California 92675.

List of Company Stockholders

A list of our stockholders as of March 26, 2019, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination during the live webcast of the Annual Meeting.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered during the live webcast of the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * * * *

By Order of the Board of Directors,

David Gosling
Senior Vice President, General Counsel and Secretary

San Juan Capistrano, California
April 5, 2019

Appendix A

EMERALD EXPOSITIONS EVENTS, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

January 22, 2019

1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”). The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. An option to purchase shares of Common Stock (“Shares”) under the Non-423 Component will be granted pursuant to rules, procedures, or sub- plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for Eligible Employees and the Company. Except as otherwise provided herein or as determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.Definitions.

(a)“Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c)“Applicable Laws” means the requirements, including those relating to the administration of equity-based awards, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(d)“Board” means the Board of Directors of the Company.

(e)“Change in Control” means the occurrence of any of the following events:

(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group as defined under applicable Securities and Exchange Commission regulations (“Person”), acquires ownership of the stock of the Company that, together with the stock beneficially owned by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company as of the date of adoption of the Plan by the Board will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from beneficial ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities or through entities or vehicles established for estate planning purposes, such as trusts; or

(ii)A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)A change in the beneficial ownership of all or substantially all of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the beneficial ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is directly or indirectly controlled by the Company’s stockholders immediately after the transfer in a transaction approved by the disinterested members of the Board of Directors or an independent committee thereof, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock in a transaction approved by the disinterested members of the Board of Directors or an independent committee thereof, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is beneficially owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company in a transaction approved by the disinterested members of the Board of Directors or an independent committee thereof, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is beneficially owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation or company that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation or formation, or (ii) its sole purpose is to create a holding company that will be beneficially owned in substantially the same proportions by the persons who beneficially owned the Company’s securities immediately before such transaction.

(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g)“Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(h)“Common Stock” means the common stock of the Company.

(i)“Company” means Emerald Expositions Events, Inc., a Delaware corporation, or any successor thereto.

(j)“Compensation” includes an Eligible Employee’s base straight time gross earnings and includes commissions, but excludes bonuses and other incentive compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.

(k)“Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(l)“Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.

(m)“Director” means a member of the Board.

(n)“Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering or the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not, as applicable, include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by  the  Administrator  in  its  discretion),  (iii) customarily  works  not  more  than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

(o)“Employer” means the employer of the applicable Eligible Employee(s).

(p)“Enrollment Date” means the first Trading Day of an Offering Period.

(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(r)“Exercise Date” means a date on which each outstanding option granted under the Plan will be exercised (except if the Plan has been terminated), as may be determined by the Administrator, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. For purposes of clarification, there may be multiple Exercise Dates during an Offering Period.

(s)“Fair Market Value” means, as of any date, the value of a Share of Common Stock determined as follows:

(i)the Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Select Market or the NASDAQ Global Market of The NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.

(ii)In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(t)“Fiscal Year” means a fiscal year of the Company.

(u)“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(v)“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).

(w)“Offering Period” means a period beginning on such date as may be determined by the Administrator in its discretion and ending on such Exercise Date as may be determined by the Administrator in its discretion, in each case on a uniform and nondiscriminatory basis. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20, and 29.

(x)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)“Participant” means an Eligible Employee who participates in the Plan.

(z)“Plan” means this Emerald Expositions Events, Inc. 2019 Employee Stock Purchase Plan.

(aa)“Purchase Period” means the period, as determined by the Administrator in its discretion  on a uniform and nondiscriminatory basis, during an Offering Period that commences on the Offering Period’s Enrollment Date and ends on the next Exercise Date, except that if the Administrator determines that more than one Purchase Period should occur within an Offering Period, subsequent Purchase Periods within such Offering Period commence after one Exercise Date and end with the next Exercise Date at such time or times as the Administrator determines prior to the commencement of the Offering Period.

(bb)“Purchase Price” means the price per Share of the Shares purchased under any option  granted under the Plan as determined by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis for all options to be granted on an Enrollment Date. With respect to any option granted under the 423 Component, the initial Purchase Price shall not be less than the lesser of 85% of the Fair Market Value of a Share on (i) the Enrollment Date and (ii) the Exercise Date, or such other amount as may be required under Section 423 of the Code.

(cc)“Subsidiary” means a “subsidiary corporation,” whether now or  hereafter existing, as  defined in Section 424(f) of the Code.

(dd)“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ee)“U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.

3.Eligibility.

(a)Eligibility. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

(b)Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable or if the Administrator determines to make such exclusion in its sole discretion.

(c)Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock  would  be  attributed  to  such  Eligible  Employee  pursuant  to  Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

4.Offering Periods. Offering Periods will expire on the earliest to occur of (i) the completion of the purchase of Shares on the last Exercise Date occurring within twenty-seven (27) months of the applicable Enrollment Date on which the option to purchase Shares was granted, or (ii) such shorter period as may be established by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis, prior to an Enrollment Date for all options to be granted on such Enrollment Date.

5.Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose (which may be an on-line electronic agreement) or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.

6.Contributions.

(a)At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount that will be subject to such limits as the Administrator may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c)All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.

(d)A Participant may discontinue his or her participation in the Plan as provided under Section 10. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period.

(e)Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code; or (iii) the Participants are participating in the Non-423 Component.

(g)At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

7.Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than a maximum number of Shares of Common Stock determined by the Administrator prior to the first Offering Period, if any (with such number subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.Exercise of Option.

(a)Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full Shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional Shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full Share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.

(b)If the Administrator determines that, on a given Exercise Date, the number of Shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the Shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the Shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of Shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the Shares purchased upon exercise of his or her option in a  form determined by the Administrator (in its sole discretion) and pursuant to    rules established by the Administrator. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of Share transfer. The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares. No Participant will have any voting, dividend, or other stockholder rights with respect to Shares of Common Stock subject to any option granted under the Plan until such Shares have been purchased and delivered to the Participant as provided in this Section 9.

10.Withdrawal.

(a)A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time, subject to any limitations imposed by the Administrator and/or by Company policies, by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

11.Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan; however, if a Participant transfers from an Offering under the 423 Component to the Non-423 Component, the exercise of the option will be qualified under the 423 Component only to the extent it complies with Section 423 of the Code, unless otherwise provided by the Administrator.

12.Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

13.Stock.

(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares of Common Stock that will be made available for sale under the Plan will be 500,000 Shares of Common Stock.

(b)Until the Shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such Shares.

(c)Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as the Participant may elect.

14.Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees residing solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

15.Designation of Beneficiary.

(a)If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any Shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

16.Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until Shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such Contributions and such Shares.

18.Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of Shares of Common Stock purchased and the remaining cash balance, if any.

19.Adjustments, Dissolution, Liquidation, Merger, or Change in Control.

(a)Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or  liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.Amendment or Termination.

(a)The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase Shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b)Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv)reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v)reducing the maximum number of Shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.

21.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.Code Section 409A. The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if any option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that any option to purchase Common Stock under the Plan is compliant with Code Section 409A.

24.Term of Plan. Subject to Section 25, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.

25.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board, and such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. If such stockholder approval has not been obtained by the end of said twelve-month (12) period, all options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised, and all accumulated Contributions will be returned to the Participants.

26.Governing Law. The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

27.No Right to Employment. Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or affiliate of the Company, as applicable. Further, the Company or a Subsidiary or affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

28.Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

29.Compliance with Applicable Laws. The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

MMMMMMMMMMMM    MMMMMMMMM    000004    ENDORSEMENT_LINE______________ SACKPACK_____________    MR A SAMPLE  DESIGNATION (IF ANY)  ADD 1  ADD 2  ADD 3  ADD 4  ADD 5  ADD 6   Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.   MMMMMMMMMMMMMMM  C123456789    000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext   Your vote matters – here’s how to vote!   You may vote online or by phone instead of mailing this card.  Votes submitted electronically must be  received by 11:00 a.m. Pacific Time on  May 15, 2019.    Online  Go to www.envisionreports.com/EEX or  scan the QR code — login details are  located in the shaded bar below.   Phone  Call toll free 1-800-652-VOTE (8683) within  the USA, US territories and Canada   Save paper, time and money!  Sign up for electronic delivery at  www.envisionreports.com/EEX   2019 Annual Meeting Proxy Card 1234 5678 9012 345  •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 3. A  1. Election of Directors:  +  For Withhold For Withhold For Withhold   01 - Konstantin Gilis    02 - Todd Hyatt    03 - Lisa Klinger    For Against Abstain For Against Abstain   2. To approve the Emerald Expositions Events, Inc. 2019 Employee 3. To ratify the selection of PricewaterhouseCoopers LLP as our  Stock Purchase Plan  independent registered public accounting firm for the year  ending December 31, 2019.    Note: Such other business as may properly come before the  meeting or any adjournment thereof.   Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B  Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give  full title.  Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.     MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE   C 1234567890 J N T   140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND  32BV  403664  MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND   MMMMMMM  +    02ZIAD

The 2019 Annual Meeting of Shareholders of Emerald Expositions Events, Inc. will be held on  Wednesday, May 15, 2019, 10:00 a.m. Pacific Time, virtually via the internet at www.meetingcenter.io/259628697    To access the virtual meeting, you must have the information that is printed in the shaded bar  located on the reverse side of this form.    The password for this meeting is — EEX2019.    Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.  The material is available at: www.envisionreports.com/EEX     Small steps make an impact.  Help the environment by consenting to receive electronic  delivery, sign up at www.envisionreports.com/EEX     •  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. •    EMERALD EXPOSITIONS EVENTS, INC. + Notice of 2019 Annual Meeting of Shareholders  Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2019   The undersigned hereby appoints David Gosling and Philip Evans (together the “Proxies”), or any one of them, with full power of substitution in each, proxies  to vote, as provided on the other side, all the common stock of Emerald Expositions Events, Inc. which the undersigned may be entitled to vote at the annual  meeting of shareholders to be held on May 15, 2019 or any adjournment thereof, as follows, with all powers which the undersigned would possess if present  at the meeting.   Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such directions  are indicated, the Proxies will have authority to vote FOR the election of the nominees to the Board of Directors and FOR Proposals 2-3.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.   (Items to be voted appear on reverse side)   Non-Voting Items C  Change of Address — Please print new address below. Comments — Please print your comments below.   +